EX-99.B(d)(8)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AllianceBernstein L.P.

As of June 22, 2011, as amended September 14, 2011 and March 28, 2012

SEI INSTITUTIONAL INVESTMENTS TRUST

Multi-Asset Real Return Fund

Small Cap Fund

Small/ Mid Cap Equity Fund

Small Cap II Fund

Agreed and Accepted:

SEI Investments Management Corporation	AllianceBernstein L.P.

By:	By:
/s/ Aaron C. Buser	/s/ Louis T. Mangan

Name:	Name:

Aaron C. Buser	Louis T. Mangan

Title:	Title:

Vice President	Assistant Secretary

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AllianceBernstein L.P.

As of June 22, 2011, as amended September 14, 2011 and March 28, 2012

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	AllianceBernstein L.P.

By:	By:
/s/ Aaron C. Buser	/s/ Louis T. Mangan

Name:	Name:

Aaron C. Buser	Louis T. Mangan

Title:	Title:

Vice President	Assistant Secretary